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                                 [EXHIBIT 10.26]

Unigard Insurance Group
        Unigard Insurance Company
        Unigard Indemnity Company

INDEPENDENT AGENCY AGREEMENT
UTAH

THIS AGREEMENT MADE this 1st day of January, 1997, by and between BEEHIVE INSURANCE AGENCY, INC., City of Salt Lake City, State of Utah, (hereinafter called "Agent"/"Agency") and each of the insurance companies designated above which are licensed to write insurance in that state and to the extent of that license, severally (hereinafter called "Company").

Agent is a Corporation.

I.   AGENT'S AUTHORITY

The Agent is an independent contractor not an employee of the Company. The Agent, subject to requirements and prohibitions imposed by law, the terms of this Agreement, and the underwriting rules, regulations and instructions of the Company, is authorized to:

A. Solicit, receive, and transmit to the Company proposals for insurance contracts for the lines of business for which a commission is specified in Addendum Number Three and/or Addendum Number Four or such other lines of business the Company may designate in writing.

B. Bind insurance contracts to the extent permitted by Addendum Number One and/or Addendum Number Two. The Agent does not have the authority to alter, modify, waive or change any provision or condition of the Company's insurance contracts, rates, rating rules or rating plans.

C. Provide all usual and customary services of an insurance agent on all insurance contracts placed by the Agent with the Company.

D. Collect, account, retain and receipt for premiums as a fiduciary in trust for the Company, until paid to the Company, the Company's insureds, or the insured's premium finance company, in accordance with Section II.

E. The Agent is authorized to retain commission out of premiums collected pursuant to Paragraph D above. In the event of policy cancellations or reductions in premium, the Agent agrees to refund commissions to the Company at the rate commissions were originally retained by the Agent The Agent is not authorized to retain commission out of direct bill business.
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F. Exercise authority per this Agreement personally or through authorized employees, or through sub-agents or affiliates approved by the Company.

G. Represent other insurance companies.

H. Exercise exclusive and independent control of the Agent's time and the conduct of the Agency.

II.   AGENT'S PREMIUM ACCOUNTING

A. Except for direct-billed business as described in Section III and audits turned back for direct collection under Paragraph D of this Section II, the Agent is liable for and agrees to pay to the Company all premiums and related surcharges on insurance contracts placed by the Agent with the Company whether or not collected by the Agent, including advance, deposit, installment, audit, additional, and renewal premium.

B. As provided in Section I, Paragraph D, the Agent has the authority to collect, account, retain and receipt for premiums on insurance contracts solicited by the Agent and accepted by the Company. All premium or return premium received by the Agent on any Company policy, net of commission, shall be received and held by the Agent for the Company as trust funds. The Agent and the Company agree that:

        1. Such funds shall be deposited and held in a trust account insured by an entity of the federal government. Trust funds held by the Agent for the Company may be commingled in the same trust account with trust funds held for other parties.

        2. Funds in the trust account shall not be used to pay expenses or other costs of operation of the Agency.

        3.     The Agent may retain any interest earned on the trust account

        4. The Agent must properly end promptly remit to the Company's insureds or the insured's premium finance company return premium held as trust funds.

        5. The making of payments or rendering of accounts pursuant to this Agreement does not convert the Company-Agent relationship to debtor and creditor as to trust funds.

C. The Agent and the Company shall comply with the following accounting procedures for premium and related surcharges due the Company for insurance contracts placed by the Agent with the Company for which the Agent is liable.

        1. Itemized statements of premium and related surcharges due the Company will be prepared monthly by the Company, or when mutually agreed upon, by the Agent. These statements will be mailed by the Company on or before the 15th day of each month.

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        2. Each item owed by the Agent to the Company will be due 45 days after the end of the month in which the Company issued the transaction, or within the maximum time permitted by law, whichever occurs first: except, premium and related surcharges for policies issued by the Company with future effective dates will be due 45 days after the end of the month in which the policy becomes effective.

        3. The omission of any premium and related surcharges from the monthly itemized statement will not affect the responsibility of either party to account for and pay all amounts due to the other party.

D. The Agent may turn over to the Company for collection additional premium developed by final or interim audits, except for premium adjustments made to an insured's current policy term based upon the findings of a prior-term audit, if the Agent has complied with Paragraphs D.1 and D.2 below. The Agent agrees that no commission will be due the Agent on audit premium turned back to the Company for collection. To be relieved of liability for payment of such audit premium, the Agent must have:

        1.     made a good faith effort to collect the additional premium; and

        2. provided written notice to the Company within 60 days after the issue date of the audit premium statement that the Agent is turning back the audit for collection by the Company. This notice must include an explanation of why the premium is uncollectible, the specific basis of any dispute regarding the audit, last known mailing address and telephone number of the insured, and any other information known by the Agent which will assist the Company in the collection of the audit premium.

E. Except for final and interim audits as set forth in Paragraph D of this
Section 11, no other premium balances may be turned over to the Company for collection.

III.   DIRECT BILL POLICY PROCEDURES

The following procedures apply on business placed by the Agent with the Company and designated by the Company as direct bill business:

A. A completed policy application, the initial deposit premium, and any matured installment premiums, without deduction of commission, shall be submitted to the Company in accordance with the provisions of the Company's direct bill program.

B. The Company will be responsible for all premium billing and collection, except for audit premiums billed on the Agent's monthly itemized statement, unless otherwise mutually agreed upon by the Agent and the Company.

C. Any application received without deposit premium, other than Mortgagee billed policies, will be billed on the Agent's monthly itemized statement in accordance with Section 11 of this Agreement, unless otherwise mutually agreed upon by the Agent and the Company; provided,

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however, that if the Agent submits an application for personal lines coverage without deposit premium and requests 'Direct Bill' on the application, the Company will bill the insured for the required deposit premium and any matured installment premiums. If the Company is unable to collect such deposit premium and any matured installment premiums from the insured, the Agent is liable for all premium earned until the effective date of cancellation of the policy.

D. Commissions will be paid to the Agent within 30 days after the end of the month in which the policy is either effective or issued, if the policy is issued after its effective date; provided, however, that commission on a policy win not be paid the Agent until the initial deposit premium has been received by the Company. The Company has the right to offset any return commissions due the Company from the commissions due the Agent. No commission will be paid to the Agent on uncollectible premium on direct-billed policies.

E. The Agent's name will be clearly and prominently displayed on renewal policies, continuation notices, renewal certificates, and premium statements.

F. The Company will send the Agent a copy of all written correspondence with insureds on direct bill, except budget and monthly billing notices.

G. The Company will furnish the Agent expiration information on direct-billed policies upon request within a reasonable period of time.


IV.   DELINQUENCY IN PAYMENT

In the event of delinquency in payment of monies due and owing the Company, the Agent and the Company agree as follows:

A. The Agent agrees to execute a UCC-1 Financing Statement at the written request of the Company and hereby authorizes the Company to file same on all of the insurance policies, expirations, and daily records of business placed by the Agent with the Company, including direct-billed business.

B. The Company may place all eligible policies placed by the Agent with the Company on mandatory direct bill for all transactions.

C. The Company may send a letter requesting confirmation of payment directly to insureds on all unpaid items.

D. The Agent will not be considered delinquent in payment of monies due the Company, if the Agent has a good faith dispute as to the amount due; provided that the Agent has promptly paid to the Company all items or portions thereof that are not in dispute.

        E. The Agent must promptly provide written notification to the Company of any disputed item and the specific basis for the dispute.

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V.   OPERATING INSTRUCTIONS

Agent's authority shall be subject to the following instructions:

A. Policies shall be written using only the approved rates, rules and forms of the Company.

B. Applications, policy orders, daily reports, and binders shall be mailed to the Company no later than five working days following acceptance by the Agent of each risk.

C. The Agent shall not bind the Company on a risk concurrently with any other insurance company without the prior written consent of the Company.

D. Credited insured dividends and return premium not disbursable to the insured shall be returned to the Company.

E. If the Company uses, or permits use of, its records of business placed by the Agent with the Company to individually solicit insureds for the sale of other lines of insurance, the Agent will be allowed the regular commission on sales resulting from the use of these records and will retain ownership and control of any expirations arising from these sales.

F. The Agent will be sent a copy of informational material designed for sales promotion which is mailed to insureds.

G. The Agent shall not be credited for any cancellation until the Company has acceptable proof of cancellation. A policy on which a loss has been sustained cannot be canceled flat. All policies ordered canceled flat by the Agent must be either returned to the Company or canceled by written notice signed by the named insured. A new policy canceling and replacing another policy or binder shall so state.

H. Flat cancellation of policies or binders shall follow the Company's specific manual instructions for each type of policy. Where no such instructions have been issued, flat cancellation must be effected no later than 30 days after the effective date of the policy. However, if the applicable Rating Bureau requires a shorter time limit for flat cancellation than that set forth above, the rules and regulations of the Rating Bureau must be followed.

I. The Agent's advertisements and other displays of the Company name or symbol must comply with the Company's requirements.

J. At the sole option of the Company, an Agent may be granted claims settlement and draft authority by the Company's Home Office Claim Department. If the Agent is granted claim and draft authority, the Agent must exercise such authority in accordance with Unigard's Agency Draft Authority Program and the Agent's Claim and Draft Authority Agreement. The Company may at its option suspend or terminate the Agent's claim and draft authority immediately upon notice to the Agent.

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K. In the event of knowledge of a potential loss or claim, the Agent must immediately notify the Company. All occurrences which may result in a liability claim against an insured or the Company must be reported immediately. A claim report must be made even though the Agent may have reason to believe that no claim may be made together with the Agent's explanation of possible no claim circumstances. The Claim Report must include the name of the insured, policy number, Agent's record of applicable coverage, essential details of the potential claim or loss and identity of parties involved. The Agent shall not commit the Company to coverage, liability or payment, or adjust losses without prior specific instructions and written permission from the Company.

L. Any policy forms and other Company supplies furnished to the Agency by the Company shall remain the property of the Company and shall be returned to the Company promptly upon demand or immediately upon termination of the Agent's authority as set forth in Section I of this Agreement {"Agent's Authority"), or, if applicable, the Agent's Limited Agency Authority.

M. The Agent may exercise the authority granted herein as the Company's agent in the state where the Agent's office is located or where the Agent holds a Non-Resident Agent license, subject to any restrictions that state law may impose on Agent or Company. A copy of any Non-Resident Agent license must be placed on file with the Company.

VI. OWNERSHIP OF EXPIRATIONS

The Agent's daily records, policies, and use, control, and ownership of all expirations, including direct billed business, will remain the property of the Agent and be left in the Agent's undisputed possession, except as set forth in Paragraphs A and B below.

A. If the Agent has violated this Agreement by misrepresentation, fraudulent act, or being out of trust with respect to funds held for and due the Company, or if the Agent's authority has automatically terminated pursuant to Section VIII, Paragraph A, then the Company may immediately and without notice take possession and ownership of all new and renewal policies, daily records and expirations on business placed by the Agent with the Company. Taking possession of such policies, daily records and expirations under such circumstances does not affect the Company's termination or suspension rights.

B. If upon the effective date of Termination of the Agent's Authority as set forth in Section VIII of this Agreement, the Agent has not properly accounted for and paid to the Company the premiums and related surcharges for which the Agent is liable, the daily records, policies and use, control, and ownership of all expirations of business placed with the Company become vested in the Company. If, in disposing of these daily records, policies and use, control and ownership of all expirations, the Company does not realize sufficient money to discharge in full the Agent's indebtedness to the Company, the Agent will remain liable for the balance of the indebtedness. Any amount realized in excess of the indebtedness, less the expense of disposing of the daily records, policies and expirations, will be resumed to the Agent.

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VII.  AGENCY SALE OR TRANSFER

A. The Agent may not assign any rights or interests under the Agreement unless the Agent receives prior written consent from the Company.

B. If reasonably practicable, the Agent agrees to give at least 30 days advance written notice to the Company of any proposed sale, change in majority ownership, assignment, transfer or merger of the Agency, including the sale, assignment or transfer of a substantial portion of the Agency's expirations or book of business placed with the Company.

C. Upon written request signed by the parties in interest, the Company may, at its option:

        1.     Consent to an assignment of the Agreement;

        2.     Enter into a new Agency Agreement with the Agent's successor or

        3. Place in effect a Limited Agency Agreement with the Agent's successor.

D. In the event of the sale, change in majority ownership, transfer or merger of the Agency, including the sale, or transfer of a substantial portion of the Agency's expirations or book of business placed with the Company, or the unauthorized assignment of this Agreement, the Company may, at its option, provide written notice of immediate termination of the Agent's Authority.

E. Agent shall institute such procedures as are necessary to ensure that there is no interruption in service to insureds upon the sale or transfer of the Agent's business or termination of the Agent's Authority.

VIII.  TERMINATION AND SUSPENSION PROCEDURES

A. The Agent's Authority shall automatically terminate without notice to the Agent, upon the effective date of:

        1. The termination, cancellation, revocation, nonrenewal or suspension of the Agent's license or certificate of authority by any public authority; or

        2.     The surrender of the Agency license to a public authority.

        In the event of automatic termination, the Agent shall have no further authority to act on behalf of the Company.

B. The Agent's Authority may be terminated immediately by the Company upon written notice to the Agent in the event of any of the following occurrences:

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        1. Agent's violation of binding or underwriting authority as set forth in this Agreement and Addendum;

        2. Agent is out of trust with respect to funds held for and due the Company;

        3. Agent's misrepresentation or fraudulent act affecting the Agent's relationship with the Company or the Company's insureds;

        4. Agent's failure to pay amounts due and owing the Company in accordance with the time limits set forth in the Agreement, or within 30 days after written demand where the Agreement does not set forth a time limit;

        5.     Agent's material breach of this Agreement;

        6. Agent's insolvency, bankruptcy, reorganization, receivership or similar action;

        7.     Agency is abandoned; or

        8. The sale, change in majority ownership, transfer or merger of the Agency, including the sale, or transfer of a substantial portion of the Agency's expirations or book of business placed with the Company, or the unauthorized assignment of this Agreement.

C.      The Agent's Authority may also be terminated:

        1. By mutual written agreement; or

        2. By either party after giving at least 120 days advance written notice to the other.

D. Upon receipt of written Notice of Termination of the Agent's Authority, the Agent shall not solicit or bind any new risks on behalf of the Company, or otherwise increase the obligations of the Company, without the express approval of the Company or in accordance with the terms of an existing policy.

E. If Agent is entitled to the ownership, use and control of expirations upon the effective date of Termination of the Agent's Authority in accordance with Paragraph B of this Section VIII, the Agent and the Company agree as follows:

        1. The Company may place all eligible policies placed by the Agent with the Company on mandatory direct bill for all transactions.

        2. Any premium and related surcharges for which the Agent is liable whether or not collected, shall be paid to the Company immediately.

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        3. The Agent will use best efforts to replace all policies issued by the
Company pursuant to this agreement with policies of other insurance companies. The Company will notify all insureds of its intent not to renew their policies as soon as permitted by applicable state law.

        4. No commission will be paid on policies requiring renewal following termination, unless required by applicable state law.

        5. The Company shall have such other rights as permitted under applicable state law.

F. If the Agent is enabled to ownership, use and control of expirations upon the effective date of Termination in accordance with Paragraph C of this Section Vet, the Company will:

        1. Place into effect Limited Agency Authority as set forth in Section
IX. which authorizes the Agent to service and renew business which was placed by the Agent with the Company prior to receipt of a Notice of Termination and arrange for appropriate underwriting, claims, audit, and other necessary Company services on such policies; or

        2. At the Agent's written request, authorize the coinsurance of all existing policies with another insurance company. In such event the Agent shall, at no cost to the Company, arrange with another insurance company acceptable to the Company for the prompt assumption of such risks on terms acceptable to the Company and the Agent. The reinsurance will be effective not later than the termination date of this Agreement. The Company agrees to promptly deliver to the assuming company a bordereau of the business reinsured.

        3. Upon receipt of the Agent's written request, provide the Agent with a complete list of existing policies placed by the Agent with the Company, including the expiration dates of such polices.

G. On or prior to the effective date of Termination of the Agent's Authority, the Agent agrees to pay in full an obligations due the Company, including those relating to special programs or due under agreements between the Agent and the Company such as producer financing and promissory notes.

H. In lieu of immediate Termination of the Agent's Authority for an occurrence set forth in Paragraph B of this Section VIII, the Company may in its sole discretion, by written notice to the Agent, suspend some or all of the Agent's authority under Section 1, Paragraphs A, B. C, D, E, and F. Any decision to suspend some or all of the Agent's authority under this Agreement shall in no way waive the Company's right to terminate the Agent's Authority in accordance with any of the provisions of Section VIII of this Agreement.

IX.   LIMITED AGENCY AUTHORITY

A. Following the effective date of termination of the Agent's Authority, in accordance with Paragraph C of Section VII, a run-off period of 90 days shall be provided during which the

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Company will, subject to law and underwriting acceptability, permit the renewal for an additional policy period at the Agent's option.

B. Throughout the 90-day run-off period described in Paragraph A above, the Agent will be required to fulfill the duties relating to servicing the needs of insureds, but shall have "Limited Agency Authority" as described in this Section IX, subject to all the requirements of this Agreement.

C.      Throughout the 90 day run-off period, the Agent is authorized to:

        1. Represent the Company for the sole purpose of servicing and renewing insurance contracts, including fidelity and surety bonds, placed by the Agent with the Company which are in force upon receipt of Notice of Termination.

        2. Issue and countersign appropriate endorsements on such contracts of insurance, except for endorsements on fidelity and surety bonds. Such endorsements shall not increase the Company's liability or extend the term of any insurance contract without the Company's prior written approval.

        3. Collect, account, retain and receipt for premiums as a fiduciary in trust for the Company, until paid to the Company, the Company's insured, or the insured's premium finance company in accordance with Section II.

        4. The Agent is authorized to retain commission out of premiums collected pursuant to Subparagraph 3 above. In the event of policy cancellations or reductions in premium, the Agent agrees to refund commissions to the Company at the rate commissions were originally retained by the Agent. The Agent is not authorized to retain commission out of direct bill business.

        5. Exercise authority per this Agreement personally or through authorized employees, or through subagents or affiliates approved by the Company.

        6. Represent other insurance companies.

        7. Exercise exclusive and independent control of the Agent's time and conduct of the Agency.

D. On all policies renewed and endorsed during the 90-day run-off period, the commission rate payable to the Agent shall be no less than the commission rate provided for that line of business in Addendum Numbers Three and Four.

E. On all policies containing contractual guarantees of renewal or subject to laws requiring renewal beyond the 90 day run-off period, the terminated Agent's vested interest in commissions payable on such policies shad be reduced as indicated in Section XI, Paragraph D.

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F. The Agent's Limited Agency Authority may be terminated automatically in accordance with Section VIII, Paragraph A or immediately upon written notice to the Agent in the event of any of the occurrences listed in Section VIII, Paragraph B.2 - 8. If the Agent is entitled to the ownership, use and control of expirations upon termination of its Limited Agency Authority, the Agent and the Company agree to abide by the provisions set forth in Section VIII, Paragraph E.

X.   INDEMNIFICATION OF AGENT

A. The Company shall indemnify the Agent from liability for claims for damage, including reasonable attorney's fees and costs of investigation of such claim, arising directly out of:

        1. Company error or omission in the preparation, handling, or billing for any insurance contract to which this Agreement applies, except to the extent that the Agent has caused, contributed to or compounded the error or omission; or

        2. Company failure to comply with the requirements of Public Law 91-508 (The Fair Credit Reporting Act) or applicable state law in the procurement or use of consumer reports ordered by the Company except to the extent that the Agent has caused, contributed to or compounded such failure.

B. The Agent agrees, as a condition to such indemnification, to immediately notify the Company of any claim or legal action to which Paragraph A of this
Section X applies.

C. The Company will have the right but not the obligation to assume or associate in the defense of such claim or legal action. If the Company assumes the entire defense of any such action, it shall not be liable to the Agent for any legal or other expenses subsequently incurred by the Agent in connection with such action without the Company's prior written approval.

D. The Agent shall not, except at the Agent's own expense, voluntarily make any payment, assume any liability, or incur any expense, related to such claim or legal action without the prior written consent of the Company.

XI.   COMMISSIONS

A. The Agent's commission rate for each line of business written in the Agent's resident state shall be as specified in Addendum Numbers Three and Four or as otherwise mutually agreed to in writing by the Company and the Agent.

B. The Agent's commission rate for each line of business written in a state in which the Agent has a nonresident agent's license on file with the Company shall be as specified in the Company's Standard Commission Schedule for that state.

C. Commissions paid to the Agent or retained by the Agent as set forth in this Agreement shall be the Agent's sole and full compensation on the business placed by the Agent with the Company.

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D. The commission rate paid to a terminated Agent on policies subject to laws requiring renewal beyond the run-off period of 90 days as set forth in Section IX shall be two percent (2%) or such other rate required by applicable state law.

XII.   CHANGES IN AGREEMENT

A. This Agreement, including any Addendum, may be revised at any time by mutual written agreement of the Agent and the Company.

B. Alternatively, this Agreement, including any addendum, may be revised by the Company after the Company gives the Agent at least 60 days advance written notice which sets forth the proposed revision and its effective date.

XIII.   GENERAL PROVISIONS

A. Upon written notice to the Agent, the Agent's financial and accounting records pertaining to Company business will be available for inspection and audit by Company representatives during nominal business hours. The Agent agrees to cooperate with all reasonable requests of the Company in performance of such inspection or audit.

B. The Agent must maintain appropriate amounts of Errors and Omissions insurance coverage throughout the term of this Agreement. The Agent must provide the Company proof of such insurance upon written request. The Company may, at its option, continue the appointment of an Agent who self insures.

C. The Agency assumes full responsibility and liability for the performance of all duties and obligations as set forth in this Agreement by all of the Agency's partners, associates, officers, employees, agents, producers, and subagents or affiliates who have not entered into a separate agency agreement with the Company. Any act or omission, or breach of this Agreement, by any such partner, associate, officer, employee, agent, producer, subagent or affiliate shall be deemed an act, omission or breach by the Agency, and the Company may exercise its rights under this Agreement as if such act, omission or breach had been committed by the Agency.

D. The Company has the right to offset against any sums due the Agency, any sums the Agency owes the Company or the Company's affiliates.

E. The provisions of this Agreement will not apply to business subject to the administration or control of any underwriting association, pool, plan, or syndicate.

F. This Agreement supersedes all previous agency agreements, including any amendments, whether written or oral, between the Company and the Agent.

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G. If any part of this Agreement conflicts with applicable law, regulation, directive or order, that part of this Agreement will be deemed modified to conform with such law, regulation, directive, or order. No other provisions of this Agreement will be affected.

H. Any notices required under this Agreement are deemed received upon the earlier of five (5) business days after mailing or actual receipt.

I. The Agent is authorized to represent the Company as an independent insurance agent in accordance with this Agreement for

Both Personal and Commercial lines.

The following Addenda, which are incorporated by reference into this Agreement, are applicable to the Agent's authority and are attached:

Addendum Number One, Agent's Basic Binding Authorization, Personal Lines

Addendum Number Two, Agent's Basic Binding Authorization, Commercial Lines

Addendum Number Three, Commission Schedule, Personal Lines

Addendum Number Four, Commission Schedule, Commercial Lines

FOR THE AGENT:                                 FOR THE COMPANY:

W. Douglas Snow                                Sherida Bradley
Manager                                        Northwest Regional Sales Manager

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